EXHIBIT 23.3


                  Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 and the related prospectus) pertaining to the TakeCare Savings and Retirement Plan of FHP International Corporation of our reports dated September 8, 1994 and March 30, 1994, with respect to the financial statements and schedules of the Comprecare Tax Deferred Savings Plan included in the Comprecare Tax Deferred Savings Plan's Annual Reports (Form 11-K) for the years ended December 31, 1993 and 1992, respectively, as filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP
                                       ---------------------
                                       Ernst & Young LLP

Denver, Colorado
September 15, 1994